UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2003

GREAT WESTERN BANCORPORATION, INC.

(Exact name of registrant as specified in its charter)

Iowa	001-15215	42-0867112
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10834 Old Mill Road, Suite One
Omaha, NE 68154-2648
(Address of principal executive offices)

Registrant’s telephone number, including area code: (402) 333-8330

Not Applicable
(Former name or former address, if changed since last report.)

Item 1.          Changes in Control of Registrant

On October 8, 2003, Deryl F. Hamann resigned as trustee of four family trusts which hold control of Great Western Bancorporation, Inc. (Great Western); and through exercise and acceptance of Special Power of Appointment and Appointment of Successor Trustees, Daniel A. Hamann, Esther Hamann Brabec, and Julie Hamann Hodgson will serve as trustees of the four family trusts.  The change in trustees has resulted in a change of control of Great Western, with Daniel A. Hamann beneficially owning directly or indirectly 43.54% of the voting stock, Esther Hamann Brabec beneficially owning directly or indirectly 45.32% of the voting stock, and Julie Hamann Hodgson beneficially owning directly or indirectly 47.58% of the voting stock.  After the change in control, Deryl F. Hamann owns 22.91% of the voting stock of Great Western.

Item 5.          Other Events

On October 8, 2003, Great Western Bancorporation, Inc. and all of the holders of Common or Preferred Stock of the Company, excluding the current holder of Series 3 Preferred Stock, entered into a Stock Purchase Agreement.  This Agreement supersedes in its entirety the Common Stock Purchase Agreement dated December 31, 1992.  A copy of the agreement, dated October 8, 2003 is filed as Exhibit 10.10 to this Form 8-K.

Item 7.          Financial statements and exhibits

(b)                                 Exhibits

10.10                     Stock Purchase Agreement dated October 8, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORPORATION, INC.

By:	/s/ DANIEL A. HAMANN
Daniel A. Hamann, President

Date: October 14, 2003